UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 18, 2015

Emclaire Financial Corp
(Exact name of registrant as specified in its charter)

Pennsylvania	001-34527	25-1606091
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

612 Main Street, Emlenton, Pennsylvania	16373
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(844) 767-2311

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)          On November 18, 2015, Emclaire Financial Corp (the “Corporation” or the “Registrant”) and The Farmers National Bank of Emlenton, the wholly owned national bank subsidiary of the Corporation (the “Bank”), entered into an amended and restated employment agreement with William C. Marsh, Chairman, President and Chief Executive Officer of the Corporation and the Bank (the “Employment Agreement”), and entered into amended and restated change in control agreements with Matthew J. Lucco, Treasurer and Chief Executive Officer of the Corporation and Senior Vice President of the Bank, and Amanda L. Engles, Principal Accounting Officer of the Corporation and Vice President and Controller of the Bank (the “Change in Control Agreements”). Also on November 18, 2015, the Bank entered into Amended and Restated Supplemental Executive Retirement Plan Agreements (the “SERPs”) with Messrs. Marsh and Lucco, which amended prior supplemental agreements initially entered into with Mr. Marsh in October 2002 (as subsequently amended) and with Mr. Lucco in August 2012.

The Corporation and the Bank had previously entered into an employment agreement with Mr. Marsh as of July 1, 2007, which was amended and restated as of November 16, 2011, and change in control agreements with Mr. Lucco effective August 2, 2010 and with Ms. Engles effective February 15, 2012. The Employment Agreement and the Change in Control Agreements were amended as follows:

•	Revising the definition of Cause to conform with the definition in the SERPs,

•	Providing that all of the agreements will renew as of January 1st of each year, commencing January 1, 2017, unless notice of non-renewal is provided by any party,

•	Updating Mr. Marsh’s salary in Section 3(a) of his Employment Agreement to $304,622 per year,

•	Making certain changes regarding the continuation of insurance benefits following a termination of employment and the timing of severance payments, and

•	Providing that the non-compete and non-solicitation provisions in Section 7 of Mr. Marsh’s Employment Agreement will continue to apply for a period of 12 months following a change in control of the Corporation or the Bank.

For additional information, reference is made to the Employment Agreement and Change in Control Agreements included as Exhibits 10.1 through 10.3 hereto, which are incorporated herein by reference.

The primary changes to the SERPs consisted of the following:

•	Reducing to three years the duration of the non-compete and non-solicitation provisions in the SERPs outside of a change in control,

•	Providing that the non-compete and non-solicitation provisions in Mr. Lucco’s SERP will continue to apply for a period of six months following a change in control of the Corporation or the Bank, and

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•	Revising Mr. Lucco’s SERP to provide for a vested early termination benefit equal to the amount of expense already accrued with respect to such agreement.

For additional information, reference is made to the SERPs included as Exhibits 10.4 and 10.5 hereto, which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits

The following exhibits are filed herewith.

Exhibit Number	Description
10.1	Amended and Restated Employment Agreement between Emclaire Financial Corp, The Farmers National Bank of Emlenton and William C. Marsh, dated as of November 18, 2015

10.2	Amended and Restated Change in Control Agreement between Emclaire Financial Corp, The Farmers National Bank of Emlenton and Matthew J. Lucco, dated as of November 18, 2015

10.3	Amended and Restated Change in Control Agreement between Emclaire Financial Corp, The Farmers National Bank of Emlenton and Amanda L. Engles, dated as of November 18, 2015

10.4	Amended and Restated Supplemental Executive Retirement Plan Agreement between The Farmers National Bank of Emlenton and William C. Marsh, dated as of November 18, 2015

10.5	Amended and Restated Supplemental Executive Retirement Plan Agreement between The Farmers National Bank of Emlenton and Matthew J. Lucco, dated as of November 18, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCLAIRE FINANCIAL CORP

Date: November 20, 2015	By:	/s/William C. Marsh
William C. Marsh
President and Chief Executive Officer

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